SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

DOTRONIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1387074

(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

160 First Street SE
New Brighton, Minnesota 55112

(Address of principal executive offices) (Zip Code)

1999 Stock Incentive Plan
(Full Title of the Plan)

Robert V. Kling
Chief Financial Officer
160 First Street SE
New Brighton, Minnesota 55112
(651) 633-1742
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Barbara Müller, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402-1425

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase	Indefinite	$ 0.00	$ 0.00	$ 0.00
Common Stock under the
1999 Stock Incentive Plan

Common Stock issuable	250,000 shares	$ 0.33	$ 82,500	$ 9.71
under the 1999 Stock
Incentive Plan

TOTAL:				$ 9.71

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the OTC Bulletin Board on June 10, 2005.

        The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 1999 Stock Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-31020 are incorporated herein by reference.

SIGNATURES

        The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brighton and State of Minnesota, on the 14th day of June, 2005.

DOTRONIX, INC. (the “Registrant”)
By:	/s/ Kurt T. Sadler

Kurt T. Sadler, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

        Each of the undersigned constitutes and appoints Kurt T. Sadler and Robert V. Kling his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Dotronix, Inc. relating to the Company’s 1999 Stock Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kurt T. Sadler	President, Chief Executive Officer and	June 14, 2005
Director (principal executive officer)
Kurt T. Sadler

/s/ Robert V. Kling	Chief Financial Officer	June 14, 2005
(principal financial officer and
Robert V. Kling	principal accounting officer)

/s/ L. Daniel Kuechenmeister	Director	June 14, 2005

L. Daniel Kuechenmeister

/s/ Craig Laughlin	Director	June 14, 2005

Craig Laughlin

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DOTRONIX, INC.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5	Opinion and Consent of Counsel re securities under the Plan
23.1	Consent of Counsel (See Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (See Signature Page)